Exhibit No. 99.1

PRESS RELEASE
For Information Contact:
Henry Scaramelli
Chief Financial Officer
Datascope Corp.
(201) 307-5435
www.datascope.com
FOR IMMEDIATE RELEASE:
Datascope Reports Sharply Higher Non-GAAP Sales and Earnings
from Continuing Operations in the First Quarter of Fiscal 2009
Montvale, NJ, November 6, 2008 . . . Datascope Corp. (NASDAQ: DSCP) today reported that sales in the first quarter of fiscal 2009 increased 17% to $56.2 million, compared to $48.0 million in the first quarter last year. Favorable foreign currency translation contributed $1.1 million to revenues.
GAAP net earnings from continuing operations* in the first quarter of fiscal 2009 were $4.0 million, or $0.25 per diluted share, after deducting after-tax special charges of $1.0 million, or $0.06 per diluted share, for expenses related to the pending acquisition by Getinge AB of Datascope Corp. The first quarter of fiscal 2009 continued to be burdened by the fees associated with the transitional manufacturing of Cardiac Assist balloon pumps at Datascope’s former Patient Monitoring (“PM”) facility of about $342 thousand per month. The fee started at the time of the sale of the PM business and will continue through January 2009. GAAP net earnings from continuing operations in the first quarter last year were $11.9 million, or $0.76 per diluted share, after including an after-tax special gain of $7.8 million or $0.50 per diluted share.
Non-GAAP net earnings from continuing operations in the first quarter of fiscal 2009 increased 23% to $5.0 million, or $0.31 per diluted share from $4.1 million, or $0.26 per diluted share last year. Higher non-GAAP earnings from continuing operations in the first quarter reflect strong sales growth in both Cardiac Assist and Vascular Products and higher interest income.
The effective tax rate on non-GAAP earnings from continuing operations in the first quarter of fiscal 2009 was 38.6% compared to 35.0% in the first quarter last year. The tax rate in the first quarter this year does not reflect the benefit of the R&D tax credit for fiscal 2009 or the favorable impact of the retroactive provisions of the Emergency Economic Stabilization Act of 2008 (“EESA”), which reinstated the R&D tax credit to January 1, 2008, because the new law was passed after the end of the first quarter of fiscal 2009.

*	Since Datascope sold its Patient Monitoring (“PM”) business effective May 1, 2008, and its Interventional Products (“IP’) business effective August 6, 2008, operating results of the PM and IP businesses are shown in net earnings from discontinued operations in the Condensed Consolidated Statements of Earnings. Datascope’s continuing operations are primarily comprised of the Cardiac Assist and InterVascular businesses.

Commenting on the Company’s first quarter results, Dr. Antonino Laudani, Datascope’s COO, stated, “The positive results of the first quarter continue to reflect our undivided focus on our cardiovascular business, and the implementation of our plans to support the growth of counterpulsation in the United States and in the rest of the world. Our high-margin counterpulsation balloon product line continued to grow and our vascular graft line performed very well as we continue to gain market share and expand our presence in developing markets.”
The Company projects sales growth of 3% in the second quarter of fiscal 2009. The moderate projected rate of growth reflects the unfavorable effect of the strengthening U.S. dollar and comparison to last year’s second quarter, which included initial inventory sales to Datascope’s new distributor in Japan. Excluding foreign currency translation, the projected sales increase would be 6%.
The Company projects GAAP second quarter fiscal 2009 diluted earnings per share from continuing operations of $0.40 — $0.42 per share. Projected operating results in the second quarter include a tax rate of 33.8%, which reflects the benefit of the R&D tax credit for fiscal 2009 and the favorable impact of the retroactive provisions of the EESA to January 1, 2008.
In October 2008, we relocated the manufacture of balloon pumps from the former PM facility to our own 90,000 square foot facility in Mahwah, N. J.
First Quarter Sales Discussion
Cardiac Assist Products: First quarter sales increased 14% to a record $45.3 million, primarily reflecting continued strong growth in international markets. Worldwide balloon pump sales increased 22% and intra-aortic balloons (IAB’s) increased 9%, driven by the continued worldwide market acceptance of the CS300™ balloon pump and the Sensation 7 Fr. catheter. Worldwide sales of the Safeguard manual assist device increased 20%. Favorable foreign currency translation contributed $0.6 million to Cardiac Assist sales in the first quarter.
Vascular Products: First quarter sales rose 29% to $10.4 million, as sales of vascular grafts and peripheral vascular stent products grew 34% and 16%, respectively. Increased vascular graft sales reflect higher sales in international markets and increased sales to our exclusive U.S. distributor. Favorable foreign currency translation increased sales by $0.5 million in the first quarter.
Gain on sale of Discontinued Interventional Products Business
On August 6, 2008, the Company completed the sale of its vascular closure business, including all assets related to its VasoSeal®, On-Site™, and X-Site® devices and its collagen operation, to St. Jude Medical, Inc. (NYSE: STJ). In the first quarter of fiscal 2009, we recognized a gain on sale of the IP business of $0.6 million, net of tax. This transaction completed Datascope’s previously announced plan to exit the vascular closure market and phase out its Interventional Products business.

Non-GAAP Measures
Datascope prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP. In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company uses non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between U.S. GAAP and non-GAAP financial measures are reconciled below. In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors, analysts and other interested parties in evaluating the Company’s underlying business performance on a comparable basis with past and future reported earnings per share. Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets. Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
About Datascope Corp.
Datascope Corp. is the global leader of intra-aortic balloon counterpulsation and a diversified cardiovascular device company that develops, manufactures and markets proprietary products for clinical health care markets in interventional cardiology, cardiovascular and vascular surgery, and critical care. The Company’s products are sold throughout the world through direct sales representatives and independent distributors. Founded in 1964, Datascope is headquartered in Montvale, New Jersey. For news releases, webcasts and other Company information please visit Datascope’s website, www.datascope.com.
Safe Harbor Statement
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Many of these risks cannot be predicted or quantified and are at least partly outside our control, The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Datascope Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	Sept. 30,	June 30,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$190,296	$22,106
Short-term investments	52,977	228,106
Accounts receivable less allowance for doubtful accounts of $3,011 and $2,777	49,220	65,178
Inventories	34,565	31,030
Prepaid expenses and other current assets	15,503	16,425
Current deferred taxes	2,302	2,476
Current assets of discontinued operations	—	5,773

Total current assets	344,863	371,094
Property, plant and equipment, net of accumulated depreciation of $73,178 and $73,563	49,253	49,710
Long-term investments	23,032	22,846
Intangible assets, net	15,199	15,873
Goodwill	4,360	4,575
Other assets	44,194	43,974
Noncurrent assets of discontinued operations	—	15,666

	$480,901	$523,738

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,566	$16,951
Dividends payable	1,590	—
Accrued expenses	13,098	13,833
Accrued compensation	10,497	14,377
Deferred revenue	2,498	2,728
Income taxes payable	10,137	43,504
Current liabilities of discontinued operations	—	500

Total current liabilities	53,386	91,893

Other liabilities	29,631	25,836
Other liabilities of discontinued operations	—	459

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $1.00 per share:
Authorized 5,000 shares; Issued, none	—	—
Common stock, par value $0.01 per share:
Authorized, 45,000 shares;
Issued, 19,471 and 19,401 shares	195	194
Additional paid-in capital	129,843	126,805
Treasury stock at cost, 3,570 and 3,567 shares	(109,017)	(108,897)
Retained earnings	375,018	377,194
Accumulated other comprehensive income:
Cumulative translation adjustments	1,828	10,043
Benefit plan adjustments	(77)	(55)
Unrealized gain on available-for-sale securities	94	266

Total stockholders’ equity	397,884	405,550

	$480,901	$523,738

Datascope Corp. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2008	2007
Net earnings from continuing operations as reported	$4,039	$11,869
Non-GAAP adjustments, net of tax:
Special charges	964	—
Gain on sale of investment	—	(7,791)

Net earnings from continuing operations as adjusted (non-GAAP)	$5,003	$4,078

Earnings per share from continuing operations, diluted, as reported	$0.25	$0.76
Non-GAAP adjustments, net of tax:
Special charges	0.06	—
Gain on sale of investment	—	(0.50)

Earnings per share from continuing operations, diluted, as adjusted (non-GAAP)	$0.31	$0.26

Shares used in per share calculation	16,066	15,483

Datascope Corp. and Subsidiaries
Condensed Consolidated Statements of Earnings (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2008	2007
Net sales	$56,207	$48,015
Cost of sales	19,802	16,717

Gross profit	36,405	31,298

Operating expenses:
Research and development expenses	5,041	4,964
Selling, general and administrative expenses	24,608	20,480

Special charges	1,533	—

	31,182	25,444

Operating earnings	5,223	5,854

Other (income) expense:
Interest, net	(1,605)	(558)
Gain on sale of investment	—	(13,173)
Other, net	249	138

	(1,356)	(13,593)

Earnings from continuing operations before income taxes	6,579	19,447
Income taxes	2,540	7,578

Net earnings from continuing operations	4,039	11,869
Net loss from discontinued operations	(1,660)	(77)

Net gain on sale of discontinued operations	550	—

Net earnings	$2,929	$11,792

Net earnings (loss) per share, basic:

Continuing operations	$0.26	$0.77
Discontinued operations	(0.10)	—
Net gain on sale of discontinued operations	0.03	—

Net earnings	$0.19	$0.77

Weighted average number of common shares outstanding, basic	15,793	15,347

Net earnings (loss) per share, diluted:
Continuing operations	$0.25	$0.76
Discontinued operations	(0.10)	—
Net gain on sale of discontinued operations	0.03	—

Net earnings	$0.18	$0.76

Weighted average number of common shares outstanding, diluted	16,066	15,483